Exhibit 3.1

Delaware

The First State

I, CHARUNI PATIBANDA–SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “AVALON GLOBOCARE CORP.”, CHANGING ITS NAME FROM “AVALON GLOBOCARE CORP.” TO “CHANGE AGENTS CORPORATION”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D . 2026, AT 9:13 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTIETH DAY OF JULY, A.D. 2026 AT 9 O’CLOCK A.M.

/s/ Charuni Patibanda-Sanchez
Charuni Patibanda-Sanchez, Secretary of State

5576616 8100 SR# 20263756521	Authentication: 204554199 Date: 07-17-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:13 AM 07/17/2026
FILED 09:13 AM 07/17/2026
SR 20263756521 - File Number 5576616

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AVALON GLOBOCARE CORP.

Avalon GloboCare Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Avalon GloboCare Corp. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on July 28, 2014 under the original name of the Corporation, Global Technologies Corp., and was amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on October 18, 2016. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 24, 2018. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 22, 2022. Another Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 23, 2024 (the “Certificate of Incorporation”).

2. The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending and restating Article I of the Certificate of Incorporation thereof relating to the name of the Corporation, so that, as amended and restated, Article I shall be and read in its entirety, as follows:

ARTICLE I

The name of the Corporation is Change Agents Corporation.

3. The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

4. This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 9:00 a.m.., Eastern Time, on July 20, 2026.

In Witness Whereof, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on the 20th day of July, 2026.

Change Agents Corporation

By:	/s/ Luisa Ingargiola
Name:	Luisa Ingargiola
Title:	Chief Strategy Officer

State Of Delaware

Name Reservation Status

Reservation Name	Entity Name	Entity Type	Cost	Status	Expiration Date
10585725	Change Agents CORPORATION	Corporation	$75.00	Reserved	8/13/2026

4